As filed with the Securities and Exchange Commission on March 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

National Fuel Gas Company

(Exact name of registrant as specified in its charter)

New Jersey	13-1086010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6363 Main Street

Williamsville, New York 14221

(Address of Principal Executive Offices) (Zip Code)

National Fuel Gas Company 2010 Equity Compensation Plan

(Full title of the plan)

Ronald J. Tanski

President and Chief Executive Officer

6363 Main Street

Williamsville, New York 14221

(716) 857-7000

(Name, address, and telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all orders, notices and communications to:

James P. Baetzhold, Esq.

6363 Main Street

Williamsville, New York 14221

(716) 857-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee
Common Stock, par value $1.00 per share, common stock purchase rights	3,000,000	$58.89	$176,670,000	$20,529.05

(1)	Represents the maximum number of shares of common stock, par value $1.00 per share (“Common Stock”), of National Fuel Gas Company (the “Registrant”) issuable pursuant to the National Fuel Gas Company 2010 Equity Compensation Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock that may become issuable under the Plan to prevent dilution from any stock dividend, stock split or similar transactions.
(3)	Since no separate consideration will be paid for the common stock purchase rights, the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the common stock purchase rights, if any, is reflected in the market price of the Common Stock.
(4)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on March 13, 2015, within five business days prior to filing.

EXPLANATORY NOTE

The Registrant hereby files this Registration Statement on Form S-8 to register an additional 3,000,000 shares of Common Stock and associated common stock purchase rights under the Plan for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-165569) filed by the Registrant on March 19, 2010, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K (SEC File No. 001-03880) for the fiscal year ended September 30, 2014, filed with the SEC on November 21, 2014;

(b)	The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 23, 2015 that are incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (SEC File No. 001-03880);

(c)	The Registrant’s Quarterly Report on Form 10-Q (SEC File No. 001-03880) for the period ended December 31, 2014, filed with the SEC on January 30, 2015;

(d)	The Registrant’s Current Reports on Form 8-K (SEC File No. 001-03880), filed with the SEC on December 10, 2014, December 23, 2014, February 27, 2015 and March 16, 2015; and

(e)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (Registration No. 001-03880), filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 14, 1996, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of National Fuel Gas Company dated September 21, 1998; Certificate of Amendment of Restated Certificate of Incorporation dated March 14, 2005 (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for fiscal year ended September 30, 2012, filed on November 21, 2012 and incorporated herein by reference (SEC File No. 001-03880)).

4.2	National Fuel Gas Company By-Laws as amended June 12, 2014 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 16, 2014 and incorporated herein by reference (SEC File No. 001-03880)).

4.3	Amended and Restated Rights Agreement, dated as of December 4, 2008 between National Fuel Gas Company and The Bank of New York Mellon (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on December 4, 2008 and incorporated herein by reference (SEC File No. 001-3880)).

4.4	Letter of Appointment of Wells Fargo Bank, National Association, as Successor Rights Agent, dated as of July 18, 2012 (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, filed on November 21, 2012 and incorporated herein by reference (SEC File No. 001-3880)).

4.5	National Fuel Gas Company 2010 Equity Compensation Plan (filed as Appendix D to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on January 23, 2015 and incorporated herein by reference (SEC File No. 001-03880)).

5.1	Opinion of Lowenstein Sandler LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

23.3	Consent of Netherland, Sewell & Associates, Inc. regarding Seneca Resources Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Amherst, State of New York, on this 19th day of March, 2015.

NATIONAL FUEL GAS COMPANY

By:	/s/ R.J. Tanski
R.J. Tanski
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ D.F. Smith D. F. Smith	Chairman of the Board and Director	March 19, 2015

/s/ R.J. Tanski R.J. Tanski	President, Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2015

/s/ D.P. Bauer D.P. Bauer	Treasurer and Principal Financial Officer	March 19, 2015

/s/ K.M. Camiolo K.M. Camiolo	Controller and Principal Accounting Officer	March 19, 2015

/s/ P.C. Ackerman P.C. Ackerman	Director	March 19, 2015

/s/ D.C. Carroll D.C. Carroll	Director	March 19, 2015

/s/ S.E. Ewing S.E. Ewing	Director	March 19, 2015

/s/ R.W. Jibson R.W. Jibson	Director	March 19, 2015

/s/ C.G. Matthews C.G. Matthews	Director	March 19, 2015

/s/ J.W. Shaw J.W. Shaw	Director	March 19, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of National Fuel Gas Company dated September 21, 1998; Certificate of Amendment of Restated Certificate of Incorporation dated March 14, 2005 (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for fiscal year ended September 30, 2012, filed on November 21, 2012 and incorporated herein by reference (SEC File No. 001-03880)).

4.2	National Fuel Gas Company By-Laws as amended June 12, 2014 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 16, 2014 and incorporated herein by reference (SEC File No. 001-03880)).

4.3	Amended and Restated Rights Agreement, dated as of December 4, 2008 between National Fuel Gas Company and The Bank of New York Mellon (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on December 4, 2008 and incorporated herein by reference (SEC File No. 001-3880)).

4.4	Letter of Appointment of Wells Fargo Bank, National Association, as Successor Rights Agent, dated as of July 18, 2012 (filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, filed on November 21, 2012 and incorporated herein by reference (SEC File No. 001-3880)).

4.5	National Fuel Gas Company 2010 Equity Compensation Plan (filed as Appendix D to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on January 23, 2015 and incorporated herein by reference (SEC File No. 001-03880)).

5.1	Opinion of Lowenstein Sandler LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

23.3	Consent of Netherland, Sewell & Associates, Inc. regarding Seneca Resources Corporation.

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